SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): December 22, 2003

Emerson Electric Co.

(Exact Name of Registrant as Specified in Charter)

Missouri	1-278	43-0259330

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Indentification Number)

8000 West Florissant Avenue St. Louis, Missouri	63136

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:

(314) 553-2000

Item 9.    Regulation FD Disclosure.

        The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary
(Percent change. Trailing 3-month average versus prior year.)

	Sep '03	Oct '03	Nov '03
Process Control	0 to +5	+10	+10
Industrial Automation	+5 to +10	+5 to +10	+10 to +15
Electronics and Telecom	+15 to +20	+15 to +20	+15
HVAC	+10 to +15	+15 to +20	+15 to +20
Appliance and Tools	-5 to 0	0 to +5	+5 to +10
Total Emerson	+5 to +10	+10 to +15	+10 to +15

November ‘03 Order Comments:

Favorable currency exchange rates positively affected November orders approximately 4.5 percent.

Process orders reflect continued growth in Asia and Europe with modest declines in the U.S.

Industrial Automation orders improved with strength in industrial equipment, motors and controls. Orders were positive in Europe and down in the U.S.

Electronics and Telecommunications orders are driven by improvements in the data computing markets in the U.S. and Europe, and strength in the telecommunications market in Asia.

Strength in HVAC orders continued, led by growth in Asia, the U.S., the solutions business, and air-conditioning compressors.

Appliance and Tools orders reflect increases in tools, motors and appliances, and residential storage, driven by improvements in the U.S.

Upcoming Investor Events

On Thursday morning, January 22, 2004, Emerson senior management will host Emerson’s annual investment community update meeting at The St. Regis Hotel in New York. This meeting will be Web cast starting at 8:30 a.m. Eastern Time and will conclude at approximately 10:30 a.m. All interested parties may listen to the live presentation via the Internet by going to the Investor Relations area of Emerson’s Web site at www.gotoemerson.com/financial and completing a brief registration form.

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On Tuesday February 3, 2004, Emerson will issue the Company’s first quarter 2004 results. Emerson senior management will discuss the results during an investor conference call that will be held the same day. All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Emerson’s Web site at www.gotoemerson.com/financial and completing a brief registration form. A replay of the conference call will be available for the next three months at the same location on the Web site.

Updates and further details of these and other upcoming events will be posted in the Calendar of Events area in the Investor Relations section of the corporate web site as they occur.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: December 22, 2003	By:	/s/ H.M. Smith
H. M. Smith Assistant General Counsel and Assistant Secretary

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